UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2013

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11101 W 120th Ave, Suite 200, Broomfield, Colorado 80021

(Address of Principal Executive Offices) (Zip Code)

303-544-1111

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 29, 2013, Roomlinx, Inc. (“Roomlinx”) entered into an Amended and Restated Employment Agreement with Michael S. Wasik, our Chief Executive Officer (the “Restated Wasik Agreement”), and an employment agreement with Jason Andrew Baxter, our Chief Operating Officer (the “Baxter Employment Agreement”), each as described in Item 5.02 below.

The information set forth below under Item 5.02 regarding the Restated Wasik Agreement and the Baxter Employment Agreement is hereby incorporated by reference into this Item 1.01.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2013, the Company entered into an Amended and Restated Employment Agreement with Michael Wasik, our Chief Executive Officer, and an employment agreement with Jason Andrew Baxter, our Chief Operating Officer.

Restated Wasik Agreement

The Restated Wasik Agreement amended and restated Mr. Wasik’s employment agreement dated as of June 5, 2009, as amended. The terms of the Restated Wasik Agreement are identical to the terms of his original employment agreement with the Company, as disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2009, as thereafter amended, except that (i) the definition of a “Sale of the Company” has been clarified to mean any transaction or related series or combination of transactions whereby, directly or indirectly, control of a majority (defined as greater than 50% of the outstanding voting capital stock of Roomlinx) of the equity interests of Roomlinx (or any direct or indirect parent of Roomlinx), or the majority of Roomlinx’s business or assets is acquired, leased or licensed by a third party in a sale or exchange of stock, merger or consolidation, sale, lease or license of assets or joint venture (regardless of whether Roomlinx has control of said joint venture or is a minority owner), including by way of an exchange or tender offer, a leveraged buyout, a recapitalization, restructuring or reorganization of Roomlinx; and (ii) in connection with a Sale of the Company, Mr. Wasik will receive a bonus payment equal to one year of Mr. Wasik’s then current base salary.

The foregoing summary is qualified in its entirety by the complete terms of the Restated Wasik Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.

2

Baxter Employment Agreement

Pursuant to the Baxter Employment Agreement, Mr. Baxter continues to serve as our Chief Operating Officer for a starting base salary of $150,000 per year. In connection with a Sale of the Company (defined in the same manner as the Restated Wasik Agreement), Mr. Baxter will receive a bonus payment equal to twelve months of Mr. Baxter’s then current base salary.

The Baxter Employment Agreement may be terminated at any time by either Roomlinx or Mr. Baxter; provided, that in the event Mr. Baxter’s employment is terminated by Roomlinx without cause, Mr. Baxter will be entitled to severance equal to fifteen days of his then current base salary. Mr. Baxter will also be entitled to fifteen days paid vacation per year and other benefits offered generally to executives of Roomlinx.

The foregoing summary is qualified in its entirety by the complete terms of the Baxter Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

	Exhibit	Description of Exhibit
	10.1	Amended and Restated Employment Agreement between Roomlinx, Inc. and Michael S. Wasik
	10.2	Employment Agreement between Roomlinx, Inc. and Jason Andrew Baxter
3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2013	ROOMLINX INC.

	By:	/s/ Michael S. Wasik
Michael S. Wasik President and Chief Executive Officer

4